UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 10, 2011 (November 8, 2011)

PHAZAR CORP
(Exact name of registrant as specified in its charter)

Delaware	0-12866	75-1907070
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

101 S.E. 25TH AVENUE, MINERAL WELLS, TEXAS	76067
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	(940) 325-3301

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02           Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

PHAZAR CORP ANNOUNCES ELECTION OF DIRECTORS

The 2011 annual meeting of PHAZAR CORP shareholders was held on November 8, 2011.

At the meeting the five nominees named in PHAZAR CORP's proxy statement dated October 7, 2011, Garland P. Asher, Gary W. Havener, James Kenney, R. Allen Wahl and Thomas B. Reynolds, were elected to serve as directors for a one-year term expiring in 2011; the ratification and approval of Weaver and Tidwell, LLP, as the Independent Public Auditors for FY2012; and the ratification and approval of the issuance of 47,000 compensatory shares issued to PHAZAR CORP directors and employees from 2003 to 2008.

The voting results for each matter are set below:

Item	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
(1) Election of Directors
NOMINEE
Garland P. Asher	771,379	41,775	0	1,198,136
Gary W. Havener	680,064	133,090	0	1,198,136
James Kenney	779,079	36,075	0	1,198,136
R. Allen Wahl	766,086	47,068	0	1,198,136
Thomas B. Reynolds	771,379	41,775	0	1,198,136

	Votes For	Votes Against	Abstentions	Broker Non-Votes
(2) Ratification and approval of Independent Public Auditors	1,995,711	11,744	3,835	0

	Votes For	Votes Against	Abstentions	Broker Non-Votes
(3) Ratification and
approval of the issuance
of 47,000 compensatory
shares issued to
PHAZAR CORP
directors and employees
from 2003 to 2008	1,923,994	83,111	4,185	0

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHAZAR CORP

Date:	November 9, 2011	/s/ GARLAND P. ASHER
Garland P. Asher, President
and Chief Executive Officer